UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (309) 347-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

This Current Report on Form 8-K is filed to file the Notice of Special Meeting of the Stockholders being distributed to the stockholders of Nebraska Energy Cooperative, Inc. (“NEC”) regarding the rescheduled stockholder meeting to be held on October 7, 2008.  The meeting of stockholders of NEC is being held to vote on the proposed sale and transfer by NEC of its 21.58% membership interest in Nebraska Energy, LLC to Aventine Renewable Energy Holdings, Inc. (“Aventine”) for 1,000,000 shares of the common stock, par value $0.001 per share, of Aventine pursuant to a Purchase Agreement dated as of July 31, 2008, between Aventine and NEC.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Aventine filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that also includes a prospectus of Aventine.  The prospectus was mailed to the stockholders of NEC on August 20, 2008 with the Notice of Special Meeting of the Stockholders for the meeting of stockholders originally scheduled for September 8, 2008.  Aventine urges the stockholders of NEC to read the prospectus regarding the proposed transaction because it contains important information.  You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website at http://www.sec.gov/.  You may also obtain these documents, free of charge, from Aventine’s website at “http://www.aventinerei.com/.”

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1
Notice of Special Meeting of the Stockholders of Nebraska Energy Cooperative, Inc. dated September 19, 2008 regarding the rescheduled stockholder meeting to be held on October 7, 2008 to vote on the proposed transaction pursuant to the Purchase Agreement dated as of July 31, 2008, between Aventine and NEC .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 19, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Notice of Special Meeting of the Stockholders of Nebraska Energy Cooperative, Inc. dated September 19, 2008 regarding the rescheduled stockholder meeting to be held on October 7, 2008 to vote on the proposed transaction pursuant to the Purchase Agreement dated as of July 31, 2008, between Aventine and NEC.